FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

This First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “Amendment”) is made and entered into as of June 30, 2006, by and between TREIT — Titan Plaza, L.P. a Virginia limited partnership, NNN Titan 1, LLC, NNN Titan 2, LLC, NNN Titan 3, LLC, NNN Titan 4, LLC, NNN Titan 5, LLC, NNN Titan 6, LLC, NNN Titan 7, LLC, NNN Titan 8, LLC, NNN Titan 9, LLC, each a Texas limited liability company (collectively, “Seller”), and Chase Merritt Titan, L.P., a Delaware limited partnership (“Buyer”).

RECITALS:

A. Seller and Chase Merritt, L.P., a Delaware limited partnership (“Chase”), entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of June 6, 2006 (the “Agreement”), pertaining to certain property located in San Antonio, Texas, as more particularly described in the Agreement (the “Property”).

B. Chase assigned its interest in the Agreement to Buyer pursuant to that certain Assignment of Purchase and Sale Agreement and Joint Escrow Instructions dated June 28, 2006.

C. Seller and Buyer desire to amend the Agreement on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	The Closing Date is hereby extended to July 14, 2006.

2.	No later than July 7 [/s/MCH], 2006, Buyer shall wire funds in the amount of Ten Thousand Dollars ($10,000.00) (the “Extension Payment”) directly to Seller pursuant to wiring instructions to be provided by Seller. The Extension Payment shall be immediately earned by Seller, shall not be refundable to Buyer for any reason, shall not be deemed part of the Deposit, and shall not be applicable to the Purchase Price.

3.	All capitalized terms not defined herein shall have the same meaning given to them in the Agreement.

4.	Each party and its signatory below has full right, power and authority to execute, deliver and perform this Amendment without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties and this Amendment. Faxed and counterpart signatures will be effective as originals and the parties need not execute this Agreement on the same date for it to be effective.

5.	To the extent the terms of this Amendment in any way conflict with the terms of the Agreement, the terms of this Amendment shall control, but all other terms of the Agreement not modified hereby shall remain the same and in full force and effect.

[Signature page follows]

SELLER:

TREIT — Titan Plaza, L.P.,
a Texas limited partnership

By:	TREIT — Titan Plaza GP, LLC,

a Texas limited liability company,

general partner

	By:	T REIT L.P.,

a Virginia limited partnership,

sole member

		By:	T REIT, Inc., a Virginia corporation, general partner

			By:	/s/ Jack Maurer

			Its:	Jack Maurer

NNN Titan 1, LLC,
NNN Titan 2, LLC,
NNN Titan 4, LLC,
NNN Titan 5, LLC,
NNN Titan 6, LLC,
NNN Titan 7, LLC,
NNN Titan 8, LLC,
NNN Titan 9, LLC,
each a Taxes limited liability company

Each by: Triple Net Properties, LLC,

a Virginia limited liability company,

its Vice President

By:	/s/ Richard Hutton

Its:	Richard Hutton, Executive Vice President

BUYER:

CHASE MERRITT TITAN, LP a Delaware limited partnership

	By:	Chase Merritt Titan GP. Inc.,

a Delaware corporation, its general partner

By:	/s/ Merritt C. Horning, III

Name:	Merritt C. Horning, III

Title:	President